Exhibit 5.1

May 15, 2012

Anadarko Petroleum Corporation

1201 Lake Robbins Drive

The Woodlands, Texas 77380

RE: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Anadarko Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of the Company’s common stock (the “Common Stock”), including the offer and sale of an aggregate of up to 30,000,000 shares of the Common Stock under the Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan (the “Plan”), pursuant to the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on May 15, 2012, which Common Stock may be issued from time to time in accordance with the terms of the Plan.

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statues, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Registration Statement, (ii) the restated certificate of incorporation of the Company, as filed with the Secretary of State of the State of Delaware, (iii) the amended and restated by-laws of the Company, (iv) the Plan, and (v) certain resolutions adopted by the Board of Directors of the Company. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

We have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true,

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

May 15, 2012 Page 2

correct and complete. In addition, we have assumed that (a) the Common Stock will be issued in accordance with the terms of the Plan, and (b) the full consideration for each share of Common Stock will be received by the Company.

Based on the foregoing and subject to the limitations set forth herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Common Stock has been duly authorized and, when the Common Stock is issued by the Company in accordance with the terms of the Plan under which the Common Stock is issued and the instruments executed pursuant to such Plan, which govern the awards to which the Common Stock relates, will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. The opinions expressed herein are rendered only to you in connection with the Registration Statement. We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof. The opinions expressed herein may not be relied upon by you for any other purpose, or be furnished to, quoted to or relied upon by any other person, firm or corporation or for any other purpose.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P. Vinson & Elkins L.L.P.